Exhibit - 99.1

Novelion Therapeutics Appoints Mark Corrigan, M.D. to
Board of Directors

Vancouver, British Columbia, March 31, 2017 - Novelion Therapeutics Inc. (NASDAQ: NVLN) (TSX: NVLN), a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare diseases, today announced the appointment of Mark Corrigan, M.D. to its board of directors, effective immediately. Dr. Corrigan will serve as a member of the compliance committee.

Jason Aryeh, chairman of the board of directors, said, “As a highly successful industry executive and board member, we believe Dr. Corrigan will be a strong contributor to the strategic direction of Novelion, particularly as we seek to maximize the value of metreleptin by expanding the pipeline of indications in development. In addition, we believe Dr. Corrigan's complementary scientific expertise and strong strategic track record will augment the new Board's focus on maximizing shareholder value with proper compliance and strong corporate governance.”

Dr. Corrigan was previously president and chief executive officer of Zalicus Inc. Prior to that, he was executive vice president, research & development of Sepracor Inc. (now Sunovion Pharmaceuticals). Prior to joining Sepracor, Dr. Corrigan spent 10 years with Pharmacia & Upjohn, Inc., most recently as group vice president of global clinical research and experimental medicine. Dr. Corrigan currently serves on the board of directors of Cardiome Pharma Corp. (NASDAQ: CRME) and on the supervisory board of Nabriva Therapeutics AG (NASDAQ: NBRV). He previously served as a director of CoLucid Pharmaceuticals, Inc., Avanir Pharmaceuticals, Inc., EPIRUS Biopharmaceuticals, Inc. and Cubist Pharmaceuticals, Inc. He was chairman of the board of EPIRUS and served on the audit committee and nominating and governance committee and chaired the scientific affairs committee of Cubist’s board.

Dr. Corrigan spent five years in academic research at the University of North Carolina Medical School, focusing on psychoneuroendocrinology. Dr. Corrigan holds a B.A. and an M.D. from the University of Virginia and received specialty training in psychiatry at Maine Medical Center and Cornell University.

The company also announced that effective immediately, Sandford (“Sandy”) Smith will step down from the Novelion Board of Directors.

“We thank Sandy for serving as vice chairman, and for his shared vision towards the creation of Novelion Therapeutics,” continued Mr. Aryeh.

About Novelion Therapeutics
Novelion Therapeutics is a biopharmaceutical company dedicated to developing new standards of care for individuals living with rare diseases. Novelion has a diversified commercial portfolio through its indirect subsidiary, Aegerion Pharmaceuticals, Inc., which includes MYALEPT® and JUXTAPID®, and is also developing zuretinol acetate for the potential treatment of inherited retinal disease caused by underlying mutations in RPE65 or LRAT genes. The company seeks to advance its portfolio of rare disease therapies by investing in science and clinical development.

Forward Looking Statements
Certain statements in this press release may constitute “forward looking information” within the meaning of applicable Canadian and United States securities laws. Forward looking statements include statements regarding our plans to maximize the value of metreleptin by expanding the pipeline of indications in development. All such forward looking statements involve assumptions that, although believed to be reasonable based on information currently available to management, are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. You should not place undue reliance on any such forward-looking statements.

For additional disclosure regarding these and other risks we face, see the disclosure contained in the "Risk Factors" section of Novelion's Annual Report on Form 10-K filed on March 30, 2017, available on the SEC's website at www.sec.gov. Except as required by law, we undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

Investors and others should note that we communicate with our investors and the public using our company website www.novelion.com, including, but not limited to, company disclosures, investor presentations and FAQs, SEC filings, press releases, public conference calls transcripts and webcast transcripts. The information that we post on these websites could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

CONTACT:
Amanda Murphy, Director, Investor & Corporate Communications
Novelion Therapeutics
857-242-5024
amanda.murphy@novelion.com